AMENDED AND RESTATED
                      JOINT AND SEVERAL GUARANTY OF PAYMENT

                                                              New York, New York
                                                             As of March 5, 2002

      WHEREAS, Volt Information Sciences, Inc., a New York corporation (the "Domestic Borrower") and its wholly-owned subsidiary, Gatton Volt Consulting Group Limited, a corporation organized under the laws of the United Kingdom ("Gatton"), are parties to a certain Credit Agreement, dated as of September 11, 2001 (as originally entered into, the "Original Credit Agreement"), together with Volt Management Corp., a Delaware corporation, Volt Information Sciences Funding, Inc., a Delaware corporation, Volt Delta Resources, Inc., a Nevada corporation ("Delta/Nevada"), DataNational, Inc., a Delaware corporation ("Data/Delaware"), Volt-Autologic Directories S.A., Ltd., a Delaware corporation now known as Volt Directories S.A., Ltd., and Volt Human Resources, Inc., a Delaware corporation now a Delaware limited liability company known as Volt Technical Resources, LLC (collectively, the "Original Guarantors"), as guarantors, the Lenders (as such term is defined in the Original Credit Agreement) party thereto, The Chase Manhattan Bank (now known as JPMorgan Chase
Bank) ("Chase"), as Administrative Agent (as such term is defined in the Original Credit Agreement), and Fleet National Bank ("Fleet"), as Syndication Agent (as such term is defined in the Original Credit Agreement), which Original Credit Agreement provided for the making of Loans (as such term is defined therein) from time to time to the Domestic Borrower or Gatton or to other future Subsidiary Borrowers (as such term is defined therein), in the original aggregate principal amount of up to $127,500,000, and for the Issuing Bank to issue Letters of Credit (as such terms are defined therein) from time to time on behalf of the Domestic Borrower; and

      WHEREAS, in connection with the execution and delivery of the Original Credit Agreement and as a condition to the effectiveness thereof, and in order to induce the Lenders to make such Loans, the Issuing Bank to issue such Letters of Credit, and the Administrative Agent and Syndication Agent to act in such respective capacities, the Original Guarantors, acknowledging that they anticipated receiving direct and substantial benefit from the credit to be provided to the Domestic Borrower, Gatton and/or any other Subsidiary Borrower under the Original Credit Agreement, executed and delivered a certain Joint and Several Guaranty of Payment, dated September 11, 2001 (the "Original Guaranty"), in favor of the Lenders, the Issuing Bank, the Administrative Agent and Syndication Agent; and

      WHEREAS, the Domestic Borrower, Gatton, the Original Guarantors, the Lenders party thereto, the Administrative Agent and the Syndication Agent thereafter entered into a certain First Amendment dated as of February 1, 2002 (the "First Amendment") to the Original Credit Agreement pursuant to which, among other things, certain designated subsidiaries of the Domestic Borrower, namely, Volt Telecommunications Group, Inc., a Delaware corporation, Volt Delta Resources, Inc., a Delaware corporation and DataNational of Georgia, Inc., a Georgia corporation (collectively, the "New Guarantors"), are required to join in the Original Guaranty and, along with Delta/Nevada and Data/Delaware, enter into the Security Agreement (as defined in Exhibit A hereto) in favor of the Collateral Agent (as defined in the Security Agreement) for


                                 Exhibit 4.01(b)                               1
the benefit of the Lenders, the Issuing Bank, the Administrative Agent and the Syndication Agent (as those terms are defined in the Credit Agreement, as defined in Exhibit A hereto); and

      WHEREAS, in connection with such joinder by the New Guarantors and the making of the Security Agreement, the Administrative Agent (on behalf of the Required Lenders, as such term is defined in the Credit Agreement) in accordance with Section 5.11 of the Credit Agreement) has requested that joinder of the New Guarantors be effected as part of an amendment and restatement of the Original Guaranty in its entirety, and the Original Guarantors and New Guarantors are willing to do so, and do further acknowledge that they anticipate that they will receive direct and substantial benefit from the credit to be provided or continued to the Domestic Borrower, Gatton and/or any other Subsidiary Borrower under the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make and continue the Loans under the Credit Agreement, to induce the Issuing Bank to issue Letters of Credit under the Credit Agreement, and to induce Chase to continue to act as Administrative Agent under the Credit Agreement and Fleet to continue to serve as Syndication Agent under the Credit Agreement, the undersigned hereby acknowledges, agrees and confirms that all of the above recitals are true, correct and complete and hereby covenants and agrees with the Administrative Agent, the Lenders, the Issuing Bank and the Syndication Agent, and each of their respective successors, endorsees and assigns as follows:

      1. The undersigned guarantees, absolutely, irrevocably and unconditionally, to each Lender, the Issuing Bank, the Administrative Agent and the Syndication Agent (collectively, the "Lender Group") the payment of the Debt (defined below) notwithstanding that Loans have been, or may be, made or Letters of Credit issued in the face of a default under the Credit Documents, or otherwise not in compliance with the lending criteria set forth in the Credit Agreement. The term "Debt" as used in this Guaranty shall mean all liabilities of any of the Borrowers (as such term is defined in the Credit Agreement) to any of the Lenders, the Issuing Bank, the Administrative Agent and/or the Syndication Agent, with respect to any Loan or any Letter of Credit or arising under the Credit Agreement, or any other Credit Document, of whatever nature, whether now existing or hereafter incurred, whether created directly or acquired by assignment or otherwise, whether matured or unmatured and whether absolute or contingent, including, without limitation, all principal, interest, additional interest (including specifically all interest accruing from and after the commencement of any case, proceeding or action under any existing or future laws relating to bankruptcy, insolvency or similar matters with respect to any of the Borrowers) and other sums of any nature whatsoever which may or shall become due and payable pursuant to the provisions of the Credit Agreement or any of the other Credit Documents (all of the above unaffected by modification thereof in any bankruptcy or insolvency proceeding), even though one or more Lenders or the Administrative Agent may not have an allowed claim for the same against one or more of the Borrowers as a result of any bankruptcy or insolvency proceeding. The provisions of section 9.09(e) of the Credit Agreement shall apply, mutatis mutandis, to the liabilities of the undersigned under this Guaranty.

      2. The undersigned agrees that the undersigned shall indemnify and hold the Lender Group harmless and defend each member of the Lender Group at the undersigned's sole cost and


                                 Exhibit 4.01(b)                               2
expense against any loss or liability, cost or expense (including, but not limited to, reasonable attorneys' fees and disbursements of each such member's counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with:

            (a) any ongoing matters (other than ordinary loan administration) arising out of the transaction contemplated by this Guaranty or the Security Agreement;

            (b) any amendment to, or restructuring of, this Guaranty or the Security Agreement; and

            (c) any and all lawful action that may be taken by the Administrative Agent, the Collateral Agent or the Required Lenders in connection with the enforcement of the provisions of this Guaranty or action taken in connection therewith under the Security Agreement, whether or not suit is filed in connection with the same, or in connection with any of the undersigned or any of the Borrowers and/or any partner, joint venturer or shareholder or member of any thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding.

All sums expended by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be payable to the Administrative Agent (on behalf of such Person(s)) on demand and, until reimbursed by one of the Borrowers or by the undersigned pursuant hereto, shall bear interest at the rate applicable to ABR Loans under the Credit Agreement plus 2%.

      3. Intentionally omitted.

      4. If an Event of Default (as such term is defined in the Credit Agreement) shall have occurred and be continuing, each Lender, the Issuing Bank, and each of its respective Affiliates (as such term is defined in the Credit Agreement) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, the Issuing Bank, or Affiliate to or for the credit or the account of any of the undersigned against any of and all the obligations of such undersigned now or hereafter existing under this Guaranty held by such Lender, or by the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender and of the Issuing Bank under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank may have, but such rights and remedies are subject to Section 2.18 of the Credit Agreement.

      5. Subject to any applicable provisions of the Credit Agreement, all moneys available to each Lender, the Issuing Bank or the Administrative Agent for application in payment or reduction of the Debt may be applied by each Lender, the Issuing Bank or the Administrative Agent


                                 Exhibit 4.01(b)                               3
in such manner and in such amounts and at such time or times and in such order, priority and proportions as such Lender, the Issuing Bank or the Administrative Agent may see fit to the payment or reduction of such portion of the Debt any such Lender, the Issuing Bank or the Administrative Agent may elect.

      6. The undersigned hereby expressly agrees that this Guaranty is independent of, and in addition to, any collateral now or hereafter granted, pledged or assigned under any of the Credit Documents, and the undersigned hereby consents that from time to time, before or after any default by any of the Borrowers, with or without further notice to or assent from any of the undersigned:

            (a) any security at any time held by or available to the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent for any obligation of any of the Borrowers, or any security at any time held by or available to the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent for any obligation of any other person or entity primarily, secondarily or otherwise liable for all or any portion of the Debt, any other obligations of the undersigned under this Guaranty, including any fees, contracted with or acquired by the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent, whether joint, several, absolute, contingent, secured, matured or unmatured (the "Liabilities") and/or any other obligations of any of the Borrowers or any other person or entity, other than the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent, under any of the Credit Documents ("Other Obligations"), including any guarantor of the Debt and/or any of such Other Obligations, may be accelerated, settled, exchanged, surrendered or released, and the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on its books in favor of any of the Borrowers, or of any such other person or entity;

            (b) any obligation of any of the Borrowers, or of any such other person or entity, may be changed, altered, renewed, extended, continued, accelerated, surrendered, compromised, settled, waived or released in whole or in part, or any default with respect thereto waived; and

            (c) the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent may extend further credit in any manner whatsoever to any of the Borrowers, and generally deal with each of the Borrowers or any of the abovementioned security, deposit account, credit on its books or other person or entity as the Collateral Agent, any such Lender, the Issuing Bank or the Administrative Agent may see fit;

and the undersigned shall remain bound in all respects under this Guaranty, without any loss of any rights by the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent and without affecting the liability of the undersigned, notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing. In addition, unless any of the other Credit Documents shall otherwise require, all moneys available to the Collateral Agent, any Lender, the Issuing Bank or the Administrative Agent for application in payment or reduction of the Debt and/or any Other Obligations may be applied by each of them in such manner and in such amounts and at such time or times and in such order, priority and proportions as the Collateral Agent, any such Lender, the Issuing Bank or the Administrative Agent may see fit. Nothing in


                                 Exhibit 4.01(b)                               4
this paragraph 6 is intended to vitiate any of the rights or obligations of the members of the Lender Group to each other under the Credit Agreement or the Security Agreement with respect to any of the matters referred to in this paragraph. Nothing in this paragraph 6 is intended to vitiate any rights or obligations of any of the undersigned under the Credit Agreement or the Security Agreement.

      7. The undersigned hereby waives:

            (a) notice of acceptance of this Guaranty and of the making of any Loan or the issuance of any Letter of Credit;

            (b) presentment and demand for payment of the Debt or any portion thereof;

            (c) protest and notice of dishonor or default to any or all of the undersigned or to any other person or entity with respect to the Debt or any portion thereof;

            (d) all other notices to which any or all of the undersigned might otherwise be entitled in order to make any provision of this Guaranty enforceable against the undersigned; and

            (e) any demand under this Guaranty.

      8. If any of the following events should occur:

            (a) an Event of Default under the Credit Agreement; or

            (b) any or all of the undersigned violates any provision of this Guaranty;

then, subject to the applicable provisions of the Credit Agreement, the Administrative Agent may (and at the request of the Required Lenders, shall) declare the Liabilities to be, and the same shall become, immediately due and payable.

      9. This is a guaranty of payment and not of collection and the undersigned further waives any right to require that any action be brought against any of the Borrowers or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of any of the Lenders, the Issuing Bank, or the Administrative Agent in favor of any of the Borrowers or any other person or entity. Any payment on account of or reacknowledgment of the Debt by any of the Borrowers, or any other party liable therefor, shall be deemed to be made on behalf of the undersigned and shall serve to start anew the statutory period of limitations applicable to the Debt.

      10. Each reference herein to any of the Lenders, the Issuing Bank, the Administrative Agent, the Collateral Agent or the Syndication Agent shall be deemed to include such entity's respective successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the undersigned shall be deemed to include the respective successors and assigns of the undersigned, all of whom shall be bound by the provisions of this Guaranty,


                                 Exhibit 4.01(b)                               5
provided, however, that unless the same occurs as part of a transaction permitted under the Credit Agreement, the undersigned shall in no event nor under any circumstance have the right, without obtaining the prior written consent of the Required Lenders or the Administrative Agent (acting with the consent of the Required Lenders), to assign or transfer any of the undersigned's obligations and liabilities under this Guaranty, in whole or in part, to any other person or entity.

      11. The term "undersigned" as used herein shall, if this Guaranty is signed by more than one party, unless otherwise stated herein, mean the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking. The Administrative Agent may proceed against none, one or more of the undersigned at one time or from time to time as it sees fit in its sole and absolute discretion. If any party hereto shall be a partnership or a limited liability company, the agreements and obligations on the part of the undersigned herein contained shall remain in force and application notwithstanding any changes in the members composing the partnership or the members composing such company, and the term "undersigned" shall include any altered or successive partnerships or limited liability companies, but the predecessor entities and their partners or members shall not thereby be released from any obligations or liability hereunder. If any party hereto shall be a corporation or a limited liability company, the agreements and obligations on the part of the undersigned herein contained shall remain in force and application notwithstanding the merger, consolidation, reorganization or absorption thereof, and the term "undersigned" shall include such new entity, but the old entity shall not thereby be released from any obligations or liabilities hereunder.

      12. No delay on the part of the Administrative Agent or the Required Lenders in exercising any right or remedy under this Guaranty or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on any or all of the undersigned shall be deemed to be a waiver of the obligations of any or all of the undersigned or of the right of the Administrative Agent or the Required Lenders to take further action without notice or demand as provided in this Guaranty. No course of dealing between any of the undersigned and the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall change, modify or discharge, in whole or in part, this Guaranty or any obligations of the undersigned hereunder.

      13. This Guaranty may be modified, amended, changed or terminated only by an agreement in writing signed by the Required Lenders or the Administrative Agent (with the consent of the Required Lenders) and the undersigned. No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by the Required Lenders or the Administrative Agent (with the consent of the Required Lenders) and if so given shall only be effective in the specific instance in which given. The execution and delivery hereafter to the Administrative Agent by any or all of the undersigned of a new instrument of guaranty or any reaffirmation of guaranty, of whatever nature, shall not terminate, supersede or cancel this instrument, unless expressly so provided therein, and all rights and remedies of the Administrative Agent, the Issuing Bank, or any Lender hereunder or under any instrument of guaranty hereafter executed and delivered to the Administrative Agent by any or all of the undersigned shall be cumulative and may be exercised singly or concurrently.


                                 Exhibit 4.01(b)                               6

      14. The undersigned acknowledges that this Guaranty and the undersigned's obligations under this Guaranty are and shall at all times continue to be absolute, irrevocable and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of any or all of the undersigned under this Guaranty or the obligations of any other person or entity (including, without limitation, any of the Borrowers) relating to this Guaranty or the obligations of any or all of the undersigned hereunder or otherwise with respect to the Debt including, but not limited to, any action with respect to any collateral now or hereafter pledged under the Security Agreement or any of the other Credit Documents, or the realization upon any other collateral now or hereafter given, pledged or assigned as security for all or any portion of the Debt, or the filing of a petition (or equivalent) under Title 11 of the United States Code or under any other similar law of any other jurisdiction with regard to any of the Borrowers or any or all of the undersigned, or the commencement of an action or proceeding for the benefit of the creditors of any of the Borrowers or any of the undersigned, or the obtaining by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender of title to any collateral now or hereafter given, pledged or assigned, as security for the Debt by reason of the enforcement of the Security Agreement or of any pledge agreement or other security agreement, a transfer of assets in settlement of claims under any of the other Credit Documents, or otherwise. This Guaranty sets forth the entire agreement and understanding of Lender Group and the undersigned with respect to the matters covered by this Guaranty and the undersigned acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the undersigned under this Guaranty, except those specifically set forth in this Guaranty.

      15. This Guaranty has been validly authorized, executed and delivered by the undersigned. The undersigned represents and warrants to the Lender Group that it has the corporate power to do so and to perform its obligations under this Guaranty, and that this Guaranty constitutes the legally binding obligation of the undersigned, fully enforceable against the undersigned in accordance with the terms hereof. The undersigned further represents and warrants to the Lender Group that:

            (a) neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby nor compliance with the terms and provisions hereof will violate any applicable provision of law or any applicable regulation or other manifestation of governmental action; and

            (b) all necessary approvals, consents, licenses, registrations and validations of any governmental regulatory body, including, without limitation, approvals required to permit the undersigned to execute and carry out the provisions of this Guaranty, for the validity of the obligations of the undersigned hereunder and for the making of any payment or remittance of any funds required to be made by the undersigned under this Guaranty, have been obtained and are in full force and effect.

      16. Notwithstanding any payments made by any or all of the undersigned pursuant to the provisions of this Guaranty, the undersigned irrevocably waives all rights to enforce or collect upon any rights which it now has or may acquire against any of the Borrowers either by


                                 Exhibit 4.01(b)                               7
way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty, or by way of any other obligations whatsoever of any of the Borrowers to any or all of the undersigned, such waiver to be and remain in full force and effect until the indefeasible payment in full of the entire Debt. In addition, unless the entire Debt has been indefeasibly paid in full, none of the undersigned may file, assert or receive payment on any claim, whether now existing or hereafter arising, against any of the Borrowers in the event of the commencement of a case by or against any of the Borrowers under Title 11 of the United States Code or under any other similar law of any other jurisdiction. In the event a petition (or equivalent) is filed under said Title 11 of the United States Code or under any other similar law of any other jurisdiction with regard to any of the Borrowers, or if an action or proceeding is commenced for the benefit of the creditors of any of the Borrowers, this Guaranty shall at all times thereafter remain effective in regard to any payments or other transfers of assets to the Collateral Agent, the Administrative Agent, the Issuing Bank or any of the Lenders received from or on behalf of any of the Borrowers prior to notice of termination of this Guaranty and which are or may be held voidable on the grounds of preference or fraud, whether or not the Debt has been paid in full. The provisions of this paragraph 16 shall survive the term of this Guaranty and the payment in full of the Debt and all other Liabilities and the termination of all Commitments (as such term is defined under the Credit Agreement).

      17. Any notice, request or demand given or made under this Guaranty shall be in writing and shall be given and deemed given as provided in the Credit Agreement.

      18. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law. The undersigned acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in ss. 3213 of the Civil Practice Law and Rules of the State of New York, and the undersigned has been fully advised by its counsel of the Administrative Agent's, the Issuing Bank's and the Lenders' rights and remedies pursuant to said ss. 3213.

      19. The undersigned agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty. In furtherance of such agreement, the undersigned hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the undersigned in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the undersigned by registered or certified mail to, or by personal service at, the last known address of the undersigned, whether such address be within or without the jurisdiction of any such court. The undersigned hereby further agrees that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of the undersigned under this Guaranty, shall, to the extent permitted by New York General Obligations Law ss. 5-1402, be in New York County.


                                 Exhibit 4.01(b)                               8

      20. The undersigned absolutely, unconditionally and irrevocably waives any and all right to assert or interpose any defense (other than the final and indefeasible payment of all or any portion of the Debt, which may be raised as a defense to a claim of non-payment to the extent such payment has been made), setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Guaranty or the obligations of the undersigned under this Guaranty, or the obligations of any other person or entity (including, without limitation, any of the Borrowers) relating to this Guaranty, or the obligations of the undersigned hereunder or otherwise with respect to any portion of the Debt in any action or proceeding brought by the Administrative Agent or any of the Lenders to collect the Debt, or any portion thereof, or to enforce the obligations of the undersigned under this Guaranty (provided, however, that the foregoing shall not be deemed a waiver of the right of the undersigned to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the right of the undersigned to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Administrative Agent, the Issuing Bank or any of the Lenders in any separate action or proceeding). The undersigned hereby undertakes and agrees that this Guaranty shall remain in full force and effect for all of the obligations and liabilities of the undersigned hereunder, notwithstanding the maturity of the Loans, whether by acceleration, scheduled maturity or otherwise, the reimbursement of all LC Disbursements (as such term is defined in the Credit Agreement) or the termination of the Commitments.

      21. No exculpatory provisions which may be contained in the Credit Agreement or in any other Credit Document shall in any event or under any circumstances be deemed or construed to modify, qualify, or affect in any manner whatsoever the obligations and liabilities of the undersigned under this Guaranty.

      22. The obligations and liabilities of the undersigned under this Guaranty are in addition to the obligations and liabilities of the undersigned under any Other Guaranties (as hereinafter defined). The discharge of any or all of the undersigned's obligations and liabilities under any one or more Other Guaranties by the undersigned or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of the undersigned's obligations and liabilities under this Guaranty. Conversely, the discharge of any or all of the undersigned's obligations and liabilities under this Guaranty by the undersigned or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of the undersigned's obligations and liabilities under any Other Guaranties. The term "Other Guaranties" as used herein shall mean any other guaranty of payment, guaranty of performance, indemnification agreement or other guaranty, instrument or agreement (including, without limitation, the Credit Agreement) other than this Guaranty, creating any obligation or undertaking of any nature whatsoever now or hereafter executed and delivered by any or all of the undersigned to the one or more members of the Lender Group in connection with any of the Loans or any of the Letters of Credit.

      23. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall


                                 Exhibit 4.01(b)                               9
constitute a single agreement of guaranty. The failure of any party listed below to execute this Guaranty, or any counterpart hereof, or the ineffectiveness for any reason of any such execution, shall not relieve the other signatories from their obligations hereunder nor shall any implication arise from the failure of any of the original guarantors to sign this Guaranty that such non-signing guarantor, or any other guarantor, is released from any of its respective obligations hereunder.

      24. The undersigned hereby irrevocably and unconditionally waives, and the Administrative Agent, the Issuing Bank and each Lender by the Administrative Agent's acceptance of this Guaranty irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Guaranty.

      25. In the event that, for any reason whatsoever, any Borrower (as defined in the Credit Agreement) or other person or entity obligated in respect of any of the Debt (including, without limitation, any of the undersigned) is now or hereafter becomes indebted to any or all of the undersigned in any manner (an "Affiliate Obligation"), the undersigned agrees that the amount of such Affiliate Obligation, interest thereon, and all other amounts due with respect thereto, shall, at all times during the existence of a Default (as such term is defined under the Credit Agreement) or an Event of Default, be subordinate as to time of payment and in all other respects to repayment of all the Debt, and that any of the undersigned who is a creditor with respect thereto shall not be entitled to enforce or receive payment thereof until all sums then due and owing to any or all members of the Lender Group in respect of the Debt shall have been indefeasibly paid in full and all of the Commitments shall have been terminated, except that any or all of the undersigned who are creditors as aforesaid may enforce any obligations in respect of any such Affiliate Obligation owing to any or all of them from a Borrower or such other indebted person or entity so long as all proceeds in respect of any recovery from such enforcement shall be held by such undersigned in trust for the benefit of the applicable members of the Lender Group. If any payment, other than pursuant to the immediately preceding sentence, shall have been made to any or all of the undersigned by a Borrower or such indebted person or entity on any such Affiliate Obligation during any time that a Default or an Event of Default exists and there is Debt outstanding or any of the Commitments shall be in effect, such undersigned creditor shall hold in trust all such payments for the benefit of the Lender Group.


                                 Exhibit 4.01(b)                              10

IN WITNESS WHEREOF, the undersigned have duly executed this Guaranty the day and year first above set forth.

VOLT MANAGEMENT CORP.,                     VOLT INFORMATION SCIENCES
a Delaware corporation                     FUNDING, INC., a Delaware corporation

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


VOLT DELTA RESOURCES, INC.,                DATANATIONAL, INC., a Delaware
a Nevada corporation                                          corporation

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


VOLT DIRECTORIES S.A., LTD.                VOLT TECHNICAL RESOURCES,
(a Delaware corporation formerly           LLC, a Delaware limited liability
known as Volt-Autologic                    company (formerly known as Volt
Directories S.A., Ltd)                     Human Resources, Inc.)

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


VOLT TELECOMMUNICATIONS                    VOLT DELTA RESOURCES, INC.,
GROUP, INC., a Delaware corporation        a Delaware corporation

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


DATANATIONAL OF GEORGIA, INC.,             Pursuant to Section 5.11 of the
a Georgia corporation                      Credit Agreement, approved by the
                                           Required Lenders under the First
                                           Amendment, the Administrative Agent
By:                                        hereby approves this Guaranty
   ---------------------------------
   Name:
   Title:                                  JPMORGAN CHASE BANK

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                 Exhibit 4.01(b)                              11

                                    EXHIBIT A

      The term "Credit Agreement" as used in this Guaranty shall mean, except when expressly stated to the contrary, a certain Credit Agreement dated as of September 11, 2001, between the Lenders, the Administrative Agent, the Syndication Agent, the Borrowers and the Original Guarantors, providing for a short-term revolving credit facility in the initial principal amount of up to $127,500,000, and containing provisions for a possible increase to a maximum principal amount of $135,000,000, as amended by a First Amendment dated as of February 1, 2002, and a Second Amendment dated as of March 5, 2002 (pursuant to which the New Guarantors have been added as parties), and as the same may be hereafter amended, extended, supplemented, restated, joined in or otherwise modified or replaced.

      The term "Security Agreement" as used in this Guaranty shall mean a certain Security Agreement dated as of March 5, 2002 made by the New Guarantors, Delta/Nevada and Data/Delaware in favor of the Collateral Agent (as defined therein) on behalf of the Lender Group.


                                 Exhibit 4.01(b)                              12